Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-170875, No. 333-181543, No. 333-197998, No. 333-224797) pertaining to the 2006 Equity Incentive Plan of Zogenix, Inc., the 2010 Equity Incentive Award Plan and 2010 Employee Stock Purchase Plan of Zogenix, Inc., the 2010 Equity Incentive Award Plan, as amended of Zogenix Inc., the Employment Inducement Equity Incentive Award Plan of the Zogenix, Inc., and the Registration Statement on Form S-3 (No. 333-220759) of Zogenix, Inc. and in the related Prospectuses, as applicable, of our reports dated February 28, 2019, with respect to the consolidated financial statements of Zogenix, Inc., and the effectiveness of internal control over financial reporting of Zogenix, Inc., and to the reference to our firm under the captions “Risk Factors” included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Redwood City, California
February 28, 2019